UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 16, 2005

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-51321	98-0430762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sun Life Plaza, Suite 1600, 144-4th Avenue SW, Calgary, Alberta, Canada	T2P3N4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 269-2129

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 16, 2005, Sergei Stetsenko and Maryna Bilynska resigned as members of the board of directors of Triangle Petroleum Corporation (the “Company”). Neither Mr. Stetsenko nor Ms. Bilynska served on any committees of the Board. Also on June 16, 2005, Ron W. Hietala and John D. Carlson were appointed as members of the Company’s Board of Directors. Biographies of each of Messrs. Hietla and Carlson are set forth below.

Ron W. Hietala - Since February 2004, Mr. Hietala has been the president of Golden Eagle Energy Ltd., located in Calgary, Alberta, Canada, a private company which is engaged in the business of oil and gas production. From July1995 to January 2004, Mr. Hietala was president of Petro-Hunt Oil and Gas Ltd., located in Calgary, Alberta, Canada. Petro-Hunt Oil and Gas Ltd. is engaged in the business of oil and gas exploration and production.

John D. Carlson - Since August 2004, Mr. Carlson has been a director and consultant to Torrent Energy Corporation, Coos Bay, Oregon. Torrent Energy Corporation is engaged the exploration of coalbed methane in Coos Bay, Oregon. Since March 2005, Mr. Carlson has been chief operating officer of Methane Energy Corp., a wholly owned subsidiary corporation of Torrent Energy Corporation. Methane Energy Corp. is engaged in the business of coalbed methane exploration. From February 2004 to July 2004, Mr. Carlson was the president and a director of Pacific Rodera Ventures Inc., a Calgary-based oil and gas exploration and development company. From September 2003 to July 2004, Mr. Carlson was vice president - operations for Pacific Rodera Ventures Inc. From September 2001 until December 2003, Mr. Carlson was the president of Samson Oil and Gas Inc., a Hobbema, Alberta-based oil and gas exploration and development company. Between January 2001 and August 2001, Mr. Carlson was the general manager of Samson Oil and Gas Inc., a Hobbema, Alberta-based oil and gas exploration and development company. From July1984 to December 2000, Mr. Carlson was an associate and senior petroleum engineer for Sproule Associates, Ltd. located in Calgary, Alberta, Canada and engaged in the business of petroleum reservoir analysis. Mr. Carlson is a registered professional engineer and received a bachelor of science degree in civil engineering from the University of Calgary in 1977.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION

Dated: June 20, 2005	By:	/s/ MARK GUSTAFSON
Mark Gustafson, President and Chief Executive Officer